UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2016

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6801 Rockledge Drive Bethesda, Maryland	20817
(Address of principal executive offices)	(zip code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On July 11, 2016, Lockheed Martin Corporation (“Lockheed Martin”) launched an offer to exchange all shares of common stock of Abacus Innovations Corporation (“Splitco”) owned by Lockheed Martin for shares of common stock of Lockheed Martin that are validly tendered and accepted by Lockheed Martin, and not properly withdrawn (the “Exchange Offer”) pursuant to the Prospectus—Offer to Exchange filed by Splitco with the Securities and Exchange Commission on July 11, 2016. Holders of Lockheed Martin common stock may participate in the Exchange Offer by tendering their shares of Lockheed Martin common stock for shares of Splitco common stock. On July 25, 2016, Lockheed Martin sent a notice to its directors and executive officers (the “Notice”) informing them of certain potential trading restrictions in connection with the Exchange Offer. As described below, if imposed, these trading restrictions are anticipated to begin on August 9, 2016, at 4:00 p.m. Eastern Daylight Time, and expected to end during the week ending August 19, 2016 (the “Potential Blackout Period”).

In connection with the Exchange Offer and pursuant to Section 306 of the Sarbanes Oxley Act of 2002 and Regulation BTR (Blackout Trading Restriction), directors and officers of Lockheed Martin who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, may be prohibited, during the Potential Blackout Period if it is imposed, from purchasing, selling or otherwise acquiring or transferring Lockheed Martin common stock or derivative securities with respect to Lockheed Martin common stock acquired in connection with service or employment as directors or officers of Lockheed Martin. The Potential Blackout Period will be imposed only if two conditions are met:

•	50% or more of the participants or beneficiaries (the “Plan Exchange Offer Participants”) located in the U.S., its territories and possessions under individual account plans maintained by Lockheed Martin (collectively, the “Plans”) direct the trustee for the applicable Plan (or its designated agent) to exchange in the Exchange Offer some or all of the Lockheed Martin common stock in Plan accounts invested in Lockheed Martin common stock, including the Employee Stock Ownership Fund and the Company Common Stock Fund (the “Lockheed Martin Stock Funds”); and

•	in connection with administering the Exchange Offer, restrictions for more than three consecutive business days are imposed on Plan accounts invested in the Lockheed Martin Stock Funds of employees electing to participate in the Exchange Offer.

The trustee and record-keeper for the Plans have stated to Lockheed Martin that they intend to impose restrictions preventing Plan Exchange Offer Participants from transferring shares subject to an Exchange Offer election out of the Lockheed Martin Stock Funds, obtaining any distributions of such shares, or obtaining withdrawals or loans of such shares and that it is anticipated that these restrictions will extend for more than three consecutive business days such that Lockheed Martin expects the second condition will be satisfied. These restrictions are necessary to allow the accurate processing of the exchange instructions received from Plan Exchange Offer Participants.

At this time, Lockheed Martin does not know the final number of Plan Exchange Offer Participants. If that number does not reach 50% or more of the participants or beneficiaries located in the U.S., its territories and possessions under the Plans, then the first condition will not be satisfied and the Potential Blackout Period will not be imposed. If the Potential Blackout Period is imposed, depending on the number of Plan Exchange Offer Participants and the trustee’s ability to process their elections while maintaining accurate records, the restrictions on transactions involving participants’ accounts within the Plans may be shorter or longer than anticipated. If this occurs, the Potential Blackout Period will be shortened or extended and the directors and executive officers will be notified accordingly.

The directors and executive officers will be notified of the imposition of the Potential Blackout Period if it is imposed, any changes to the dates of the Potential Blackout Period, including if the Potential Blackout Period is shortened or extended, and when the Potential Blackout Period ends. If the Potential Blackout Period is imposed, subject to internal preclearance, trading restrictions will not prohibit Lockheed Martin’s directors and executive officers from (i) participating in the Exchange Offer, or (ii) making gifts of Lockheed Martin common stock. Automatic transactions such as Company matching contribution made in Company stock will continue.

Inquiries concerning the Notice or the Potential Blackout Period, including the beginning and ending dates of the trading restrictions (and for a period of two years after the ending date of the Potential Blackout Period if it is imposed), may be directed without charge to:

Lockheed Martin Corporation

Attention: Marian S. Block, Vice President and Associate General Counsel

6801 Rockledge Drive

Bethesda, Maryland 20817

Telephone Number: 301-897-6000

A copy of the notice is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Notice, dated July 25, 2016, provided to directors and executive officers of Lockheed Martin Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lockheed Martin Corporation

By:	/s/ Stephen M. Piper
Name:	Stephen M. Piper
Title:	Vice President and Associate General Counsel

Date: July 25, 2016

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Notice, dated July 25, 2016, provided to directors and executive officers of Lockheed Martin Corporation.